Exhibit 99.1
THE BALDWIN GROUP ANNOUNCES SECOND QUARTER 2024 RESULTS
- Total Revenue Growth of 14% to $339.8 Million; Organic Revenue Growth(1) of 19% -
- Net Loss of $30.9 Million and Diluted Loss Per Share of $0.28; Adjusted Diluted EPS(2) Growth of 26% to $0.34 -
- Adjusted EBITDA(3) Growth of 22% Year-Over-Year to $74.9 Million and Adjusted EBITDA Margin(3) of 22%; 130 Basis Point Expansion Compared to the Prior-Year Period -
TAMPA, FLORIDA - August 6, 2024 - The Baldwin Group, the go-to-market brand name for The Baldwin Insurance Group, Inc. (“Baldwin” or the “Company”) (NASDAQ: BWIN), an independent insurance distribution firm delivering tailored insurance solutions to a wide range of personal and commercial Clients, today announced its results for the second quarter ended June 30, 2024.
SECOND QUARTER 2024 HIGHLIGHTS
•Total revenue increased 14% year-over-year to $339.8 million
•Organic revenue growth of 19% year-over-year
•GAAP net loss of $30.9 million and GAAP diluted loss per share of $0.28
•Adjusted net income(2) of $40.3 million
•Adjusted diluted EPS grew 26% year-over-year to $0.34
•Adjusted EBITDA grew 22% year-over-year to $74.9 million
•Adjusted EBITDA margin of 22%, a 130 basis point expansion compared to 21% in the prior-year period
“It was another fantastic quarter for Baldwin, as we continue to execute well in all facets of our operations,” said Trevor Baldwin, Chief Executive Officer of The Baldwin Group. “We delivered industry-leading double-digit organic growth with strength across our platform, driven primarily by significant net new Client wins. Our continued adjusted EBITDA margin expansion reflects the meaningful enhancements in operational effectiveness we have begun realizing from the intense integration efforts and technology backbone build-out we have executed on over the past several years. Our continued industry-leading growth in top and bottom-line financial metrics combined with rapidly growing free cash flow, which was up 38% compared to the prior-year period, are all contributing to a rapidly approaching inflection of our financial profile. As we proceed through the back half of 2024, we believe we are in our strongest position yet to deliver outsized value to our Clients, continue to build on our status as the destination for our industry’s leading professionals and expect to continue successfully delivering sustainable outsized organic revenue growth and margin expansion, driving continued long-term value for our shareholders.”

LIQUIDITY AND CAPITAL RESOURCES
As of June 30, 2024, cash and cash equivalents were $208.3 million and the Company had $600.0 million of borrowing capacity under its revolving credit facility.
SIX MONTHS 2024 RESULTS
•Revenue increased 15% year-over-year to $720.2 million
•Organic revenue growth of 17% year-over-year
•GAAP net income of $8.2 million and GAAP diluted earnings per share of $0.06
•Adjusted net income of $106.3 million
•Adjusted diluted EPS grew 30% year-over-year to $0.90
•Adjusted EBITDA grew 26% year-over-year to $176.6 million
•Adjusted EBITDA margin of 25%, a 210 basis point expansion compared to the prior-year period
•Net cash provided by operating activities of $83.6 million
•Free cash flow(4) grew 38% year-over-year to $71.4 million
WEBCAST AND CONFERENCE CALL INFORMATION
Baldwin will host a webcast and conference call to discuss second quarter 2024 results today at 5:00 PM ET. A live webcast and a slide presentation of the conference call will be available on Baldwin’s investor relations website at ir.baldwin.com. The dial-in number for the conference call is (877) 451-6152 (toll-free) or (201) 389-0879 (international). Please dial the number 10 minutes prior to the scheduled start time.
A webcast replay of the call will be available at ir.baldwin.com for one year following the call.
ABOUT THE BALDWIN GROUP
The Baldwin Group, the go-to-market brand name for The Baldwin Insurance Group, Inc. (NASDAQ: BWIN) and its affiliates, is an independent insurance distribution firm providing indispensable expertise and insights that strive to give our Clients the confidence to pursue their purpose, passion and dreams. As a team of dedicated entrepreneurs and insurance professionals, we have come together to help protect the possible for our Clients. We do this by delivering bespoke Client solutions, services, and innovation through our comprehensive and tailored approach to risk management, insurance, and employee benefits. We support our Clients, Colleagues, Insurance Company Partners, and communities through the deployment of vanguard resources and capital to drive our organic and inorganic growth. The Baldwin Group proudly represents more than two million Clients across the United States and internationally. For more information, please visit www.baldwin.com.

FOOTNOTES
(1)    Organic revenue for the three and six months ended June 30, 2023 used to calculate organic revenue growth for the three and six months ended June 30, 2024 was $284.0 million and $611.0 million, respectively, which is adjusted to exclude commissions and fees from divestitures. Organic revenue and organic revenue growth are non-GAAP measures. Reconciliation of organic revenue and organic revenue growth to commissions and fees, the most directly comparable GAAP financial measure, is set forth in the reconciliation table accompanying this release.
(2)    Adjusted net income and adjusted diluted EPS are non-GAAP measures. Reconciliation of adjusted net income to net income (loss) attributable to Baldwin and reconciliation of adjusted diluted EPS to diluted earnings (loss) per share, the most directly comparable GAAP financial measures, is set forth in the reconciliation table accompanying this release.
(3)    Adjusted EBITDA and adjusted EBITDA margin are non-GAAP measures. Reconciliation of adjusted EBITDA and adjusted EBITDA margin to net income (loss), the most directly comparable GAAP financial measure, is set forth in the reconciliation table accompanying this release.
(4)    Free cash flow is a non-GAAP measure. Reconciliation of free cash flow to net cash provided by operating activities, the most directly comparable GAAP financial measure, is set forth in the reconciliation table accompanying this release.
NOTE REGARDING FORWARD-LOOKING STATEMENTS
This press release may contain various “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, which represent Baldwin’s expectations or beliefs concerning future events. Forward-looking statements are statements other than historical facts and may include statements that address future operating, financial or business performance or Baldwin’s strategies or expectations. In some cases, you can identify these statements by forward-looking words such as “may,” “might,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “projects,” “potential,” “outlook” or “continue,” or the negative of these terms or other comparable terminology. Forward-looking statements are based on management’s current expectations and beliefs and involve significant risks and uncertainties that could cause actual results, developments and business decisions to differ materially from those contemplated by these statements.
Factors that could cause actual results or performance to differ from the expectations expressed or implied in such forward-looking statements include, but are not limited to, those described under the caption “Risk Factors” in Baldwin’s Annual Report on Form 10-K for the year ended December 31, 2023 and in Baldwin’s other filings with the SEC, which are available free of charge on the SEC's website at: www.sec.gov, including those risks and other factors relevant to the business, financial condition and results of operations of Baldwin. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated. All forward-looking statements and all subsequent written and oral forward-looking statements attributable to Baldwin or to persons acting on behalf of Baldwin are expressly qualified in their entirety by reference to these risks and uncertainties. You should not place undue reliance on forward-looking statements. Forward-looking statements speak only as of the date they are made, and Baldwin does not undertake any obligation to update them in light of new information, future developments or otherwise, except as may be required under applicable law.

CONTACTS
MEDIA RELATIONS
Anna Rozenich, Senior Director, Enterprise Communications
The Baldwin Group
630.561.5907 | anna.rozenich@baldwin.com
INVESTOR RELATIONS
Bonnie Bishop, Executive Director, Investor Relations
The Baldwin Group
813.259.8032 | IR@baldwin.com

THE BALDWIN INSURANCE GROUP, INC.
Condensed Consolidated Statements of Comprehensive Income (Loss)
(Unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
(in thousands, except share and per share data)	2024	2023	2024	2023
Revenues:
Commissions and fees	$337,103	$295,551	$715,199	$625,074
Investment income	2,737	1,640	5,008	2,563
Total revenues	339,840	297,191	720,207	627,637

Operating expenses:
Commissions, employee compensation and benefits	244,315	225,236	506,407	456,190
Other operating expenses	46,564	47,485	92,359	94,089
Amortization expense	25,394	23,159	49,435	46,322
Change in fair value of contingent consideration	5,552	16,393	18,228	41,151
Depreciation expense	1,557	1,449	3,062	2,797
Total operating expenses	323,382	313,722	669,491	640,549

Operating income (loss)	16,458	(16,531)	50,716	(12,912)

Other income (expense):
Interest expense, net	(31,329)	(29,136)	(62,874)	(57,020)
Gain on divestitures	628	—	37,144	—
Loss on extinguishment and modification of debt	(14,679)	—	(14,679)	—
Other income (expense), net	(461)	2,669	77	1,158
Total other expense, net	(45,841)	(26,467)	(40,332)	(55,862)

Income (loss) before income taxes	(29,383)	(42,998)	10,384	(68,774)
Income tax expense	1,484	665	2,151	743
Net income (loss)	(30,867)	(43,663)	8,233	(69,517)
Less: net income (loss) attributable to noncontrolling interests	(13,310)	(19,766)	4,212	(31,488)
Net income (loss) attributable to Baldwin	$(17,557)	$(23,897)	$4,021	$(38,029)

Comprehensive income (loss)	$(30,867)	$(43,663)	$8,233	$(69,517)
Comprehensive income (loss) attributable to noncontrolling interests	(13,310)	(19,766)	4,212	(31,488)
Comprehensive income (loss) attributable to Baldwin	(17,557)	(23,897)	4,021	(38,029)

Basic earnings (loss) per share	$(0.28)	$(0.40)	$0.06	$(0.64)
Diluted earnings (loss) per share	$(0.28)	$(0.40)	$0.06	$(0.64)
Weighted-average shares of Class A common stock outstanding - basic	63,124,601	60,093,228	62,490,376	59,406,331
Weighted-average shares of Class A common stock outstanding - diluted	63,124,601	60,093,228	66,189,508	59,406,331

THE BALDWIN INSURANCE GROUP, INC.
Condensed Consolidated Balance Sheets
(Unaudited)

(in thousands, except share and per share data)	June 30, 2024	December 31, 2023
Assets
Current assets:
Cash and cash equivalents	$208,334	$116,209
Restricted cash	151,842	104,824
Premiums, commissions and fees receivable, net	762,828	627,791
Prepaid expenses and other current assets	14,050	12,730
Assets held for sale	—	64,351
Total current assets	1,137,054	925,905
Property and equipment, net	22,348	22,713
Right-of-use assets	79,148	85,473
Other assets	43,841	38,134
Intangible assets, net	985,425	1,017,343
Goodwill	1,412,369	1,412,369
Total assets	$3,680,185	$3,501,937
Liabilities, Mezzanine Equity and Stockholders’ Equity
Current liabilities:
Premiums payable to insurance companies	$740,585	$555,569
Producer commissions payable	73,714	64,304
Accrued expenses and other current liabilities	132,298	152,954
Related party notes payable	5,635	1,525
Current portion of contingent earnout liabilities	203,870	215,157
Liabilities held for sale	—	43,931
Total current liabilities	1,156,102	1,033,440
Revolving line of credit	—	341,000
Long-term debt, less current portion	1,400,444	968,183
Contingent earnout liabilities, less current portion	6,373	61,310
Operating lease liabilities, less current portion	73,598	78,999
Other liabilities	123	123
Total liabilities	2,636,640	2,483,055
Commitments and contingencies
Mezzanine equity:
Redeemable noncontrolling interest	286	394
Stockholders’ equity:
Class A common stock, par value $0.01 per share, 300,000,000 shares authorized; 66,544,590 and 64,133,950 shares issued and outstanding at June 30, 2024 and December 31, 2023, respectively	665	641
Class B common stock, par value $0.0001 per share, 100,000,000 shares authorized; 50,943,644 and 52,422,494 shares issued and outstanding at June 30, 2024 and December 31, 2023, respectively	5	5
Additional paid-in capital	773,109	746,671
Accumulated deficit	(182,884)	(186,905)
Total stockholders’ equity attributable to Baldwin	590,895	560,412
Noncontrolling interest	452,364	458,076
Total stockholders’ equity	1,043,259	1,018,488
Total liabilities, mezzanine equity and stockholders’ equity	$3,680,185	$3,501,937

THE BALDWIN INSURANCE GROUP, INC.
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	For the Six Months Ended June 30,
(in thousands)	2024	2023
Cash flows from operating activities:
Net income (loss)	$8,233	$(69,517)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	52,497	49,119
Change in fair value of contingent consideration	18,228	41,151
Share-based compensation expense	28,815	32,039
Payment of contingent earnout consideration in excess of purchase price accrual	(20,373)	(6,140)
Gain on divestitures	(37,144)	—
Amortization of deferred financing costs	2,997	2,333
Loss on extinguishment of debt	1,034	—
(Gain) loss on interest rate caps	160	(329)
Other loss	346	230
Changes in operating assets and liabilities:
Premiums, commissions and fees receivable, net	(134,494)	(61,866)
Prepaid expenses and other current assets	(5,327)	(4,751)
Right-of-use assets	8,351	3,544
Accounts payable, accrued expenses and other current liabilities	167,077	51,647
Operating lease liabilities	(6,800)	(2,032)
Net cash provided by operating activities	83,600	35,428
Cash flows from investing activities:
Proceeds from divestitures, net of cash transferred	56,415	—
Capital expenditures	(18,704)	(8,624)
Investments in and loans for business ventures	(3,341)	(359)
Proceeds from repayment of related party loans	1,500	—
Cash consideration paid for asset acquisitions	(268)	(1,611)
Net cash provided by (used in) investing activities	35,602	(10,594)
Cash flows from financing activities:
Payment of contingent earnout consideration up to amount of purchase price accrual	(59,969)	(7,635)
Proceeds from revolving line of credit	95,000	60,000
Payments on revolving line of credit	(436,000)	(95,000)
Proceeds from refinancing of long-term debt	1,440,000	—
Payments relating to extinguishment and modification of long-term debt	(996,177)	—
Payments on long-term debt	(2,561)	(4,254)
Payments of deferred financing costs	(17,242)	—
Proceeds from the settlement of interest rate caps	2,300	4,940
Tax distributions to Baldwin Holdings LLC members	(11,076)	(361)
Distributions to variable interest entities	(264)	(141)
Proceeds from repayment of stockholder notes receivable	—	42
Net cash provided by (used in) financing activities	14,011	(42,409)
Net increase (decrease) in cash and cash equivalents and restricted cash	133,213	(17,575)
Cash and cash equivalents and restricted cash at beginning of period	226,963	230,471
Cash and cash equivalents and restricted cash at end of period	$360,176	$212,896

NON-GAAP FINANCIAL MEASURES
Adjusted EBITDA, adjusted EBITDA margin, organic revenue, organic revenue growth, adjusted net income, adjusted diluted earnings per share (“EPS”) and adjusted net cash provided by operating activities (“free cash flow”) are not measures of financial performance under GAAP and should not be considered substitutes for GAAP measures, including commissions and fees (for organic revenue and organic revenue growth), net income (loss) (for adjusted EBITDA and adjusted EBITDA margin), net income (loss) attributable to Baldwin (for adjusted net income), diluted earnings (loss) per share (for adjusted diluted EPS) or net cash provided by (used in) operating activities (for free cash flow), which we consider to be the most directly comparable GAAP measures. These non-GAAP financial measures have limitations as analytical tools, and when assessing our operating performance, you should not consider these non-GAAP financial measures in isolation or as substitutes for commissions and fees, net income (loss), net income (loss) attributable to Baldwin, diluted earnings (loss) per share, net cash provided by (used in) operating activities or other consolidated income statement data prepared in accordance with GAAP. Other companies in our industry may define or calculate these non-GAAP financial measures differently than we do, and accordingly, these measures may not be comparable to similarly titled measures used by other companies.
We define adjusted EBITDA as net income (loss) before interest, taxes, depreciation, amortization, change in fair value of contingent consideration and certain items of income and expense, including share-based compensation expense, transaction-related Partnership and integration expenses, severance, and certain non-recurring items, including those related to raising capital. We believe that adjusted EBITDA is an appropriate measure of operating performance because it eliminates the impact of income and expenses that do not relate to business performance, and that the presentation of this measure enhances an investor’s understanding of our financial performance.
Adjusted EBITDA margin is adjusted EBITDA divided by total revenue. Adjusted EBITDA margin is a key metric used by management and our board of directors to assess our financial performance. We believe that adjusted EBITDA margin is an appropriate measure of operating performance because it eliminates the impact of income and expenses that do not relate to business performance, and that the presentation of this measure enhances an investor’s understanding of our financial performance. We believe that adjusted EBITDA margin is helpful in measuring profitability of operations on a consolidated level.
Adjusted EBITDA and adjusted EBITDA margin have important limitations as analytical tools. For example, adjusted EBITDA and adjusted EBITDA margin:
•do not reflect any cash capital expenditure requirements for the assets being depreciated and amortized that may have to be replaced in the future;
•do not reflect changes in, or cash requirements for, our working capital needs;
•do not reflect the impact of certain cash charges resulting from matters we consider not to be indicative of our ongoing operations;
•do not reflect the interest expense or the cash requirements necessary to service interest or principal payments on our debt;
•do not reflect share-based compensation expense and other non-cash charges; and
•exclude certain tax payments that may represent a reduction in cash available to us.

We calculate organic revenue based on commissions and fees for the relevant period by excluding (i) the first twelve months of commissions and fees generated from new Partners and (ii) commissions and fees from divestitures. Organic revenue growth is the change in organic revenue period-to-period, with prior period results adjusted to (i) include commissions and fees that were excluded from organic revenue in the prior period because the relevant Partners had not yet reached the twelve-month owned mark, but which have reached the twelve-month owned mark in the current period, and (ii) exclude commissions and fees related to divestitures from organic revenue. For example, commissions and fees from a Partner acquired on June 1, 2023 are excluded from organic revenue for 2023. However, after June 1, 2024, results from June 1, 2023 to December 31, 2023 for such Partners are compared to results from June 1, 2024 to December 31, 2024 for purposes of calculating organic revenue growth in 2024. Organic revenue growth is a key metric used by management and our board of directors to assess our financial performance. We believe that organic revenue and organic revenue growth are appropriate measures of operating performance as they allow investors to measure, analyze and compare growth in a meaningful and consistent manner.
We define adjusted net income as net income (loss) attributable to Baldwin adjusted for depreciation, amortization, change in fair value of contingent consideration and certain items of income and expense, including share-based compensation expense, transaction-related Partnership and integration expenses, severance, and certain non-recurring costs that, in the opinion of management, significantly affect the period-over-period assessment of operating results, and the related tax effect of those adjustments. We believe that adjusted net income is an appropriate measure of operating performance because it eliminates the impact of income and expenses that do not relate to business performance.
Adjusted diluted EPS measures our per share earnings excluding certain expenses as discussed above for adjusted net income and assuming all shares of Class B common stock were exchanged for Class A common stock on a one-for-one basis. Adjusted diluted EPS is calculated as adjusted net income divided by adjusted diluted weighted-average shares outstanding. We believe adjusted diluted EPS is useful to investors because it enables them to better evaluate per share operating performance across reporting periods.
We calculate free cash flow because we hold fiduciary cash designated for our Insurance Company Partners on behalf of our Clients and incur substantial earnout liabilities in conjunction with our Partnership strategy. Free cash flow is calculated as net cash provided by (used in) operating activities excluding the impact of: (i) the change in premiums, commissions and fees receivable, net; (ii) the change in accounts payable, accrued expenses and other current liabilities; and (iii) the payment of contingent earnout consideration in excess of purchase price accrual. We believe that free cash flow is an important financial measure for use in evaluating financial performance because it measures our ability to generate additional cash from our business operations.
Reconciliation of guidance regarding adjusted EBITDA, organic revenue growth, adjusted diluted EPS and free cash flow to the most directly comparable GAAP measures is not available without unreasonable efforts on a forward-looking basis due to the high variability, complexity, and low visibility with respect to commissions and fees, net income (loss), diluted earnings (loss) per share or other consolidated income statement data prepared in accordance with GAAP. The Company is currently unable to predict with a reasonable degree of certainty the type and extent of items that would be expected to impact these GAAP financial measures for these periods. The unavailable information could have a significant impact on the non-GAAP measures.

Adjusted EBITDA and Adjusted EBITDA Margin
The following table reconciles adjusted EBITDA and adjusted EBITDA margin to net income (loss), which we consider to be the most directly comparable GAAP financial measure:

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
(in thousands, except percentages)	2024	2023	2024	2023
Revenues	$339,840	$297,191	$720,207	$627,637

Net income (loss)	$(30,867)	$(43,663)	$8,233	$(69,517)
Adjustments to net income (loss):
Interest expense, net	31,329	29,136	62,874	57,020
Amortization expense	25,394	23,159	49,435	46,322
Gain on divestitures	(628)	—	(37,144)	—
Share-based compensation	14,721	18,758	28,815	32,039
Change in fair value of contingent consideration	5,552	16,393	18,228	41,151
Loss on extinguishment and modification of debt	14,679	—	14,679	—
Transaction-related Partnership and integration expenses	2,091	8,801	6,995	14,233
Colleague earnout incentives	2,796	—	6,379	—
Income and other taxes	1,717	665	3,218	743
Depreciation expense	1,557	1,449	3,062	2,797
Severance	1,187	2,331	2,876	2,498
(Gain) loss on interest rate caps	134	(1,736)	160	(329)
Other(1)	5,226	6,288	8,764	13,630
Adjusted EBITDA	$74,888	$61,581	$176,574	$140,587
Adjusted EBITDA margin	22%	21%	25%	22%
__________
(1)    Other addbacks to adjusted EBITDA include certain expenses that are considered to be non-recurring or non-operational, including certain recruiting costs, professional fees, litigation costs and bonuses.
Organic Revenue and Organic Revenue Growth
The following table reconciles organic revenue and organic revenue growth to commissions and fees, which we consider to be the most directly comparable GAAP financial measure:

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
(in thousands, except percentages)	2024	2023	2024	2023
Commissions and fees	$337,103	$295,551	$715,199	$625,074
Partnership commissions and fees(1)	—	(12,840)	—	(43,711)
Organic revenue	$337,103	$282,711	$715,199	$581,363
Organic revenue growth(2)	$53,121	$50,440	$104,172	$106,244
Organic revenue growth %(2)	19%	22%	17%	22%
__________
(1)    Includes the first twelve months of such commissions and fees generated from newly acquired Partners.
(2)    Organic revenue for the three and six months ended June 30, 2023 used to calculate organic revenue growth for the three and six months ended June 30, 2024 was $284.0 million and $611.0 million, respectively, which is adjusted to exclude commissions and fees from divestitures.

Adjusted Net Income and Adjusted Diluted EPS
The following table reconciles adjusted net income to net income (loss) attributable to Baldwin and reconciles adjusted diluted EPS to diluted earnings (loss) per share, which we consider to be the most directly comparable GAAP financial measures:

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
(in thousands, except per share data)	2024	2023	2024	2023
Net income (loss) attributable to Baldwin	$(17,557)	$(23,897)	$4,021	$(38,029)
Net income (loss) attributable to noncontrolling interests	(13,310)	(19,766)	4,212	(31,488)
Amortization expense	25,394	23,159	49,435	46,322
Gain on divestitures	(628)	—	(37,144)	—
Share-based compensation	14,721	18,758	28,815	32,039
Change in fair value of contingent consideration	5,552	16,393	18,228	41,151
Loss on extinguishment and modification of debt	14,679	—	14,679	—
Transaction-related Partnership and integration expenses	2,091	8,801	6,995	14,233
Colleague earnout incentives	2,796	—	6,379	—
Depreciation	1,557	1,449	3,062	2,797
Amortization of deferred financing costs	1,445	1,094	2,997	2,333
Severance	1,187	2,331	2,876	2,498
Loss on interest rate caps, net of cash settlements	134	929	2,460	4,611
Income tax expense	1,484	—	2,151	—
Other(1)	5,226	6,288	8,764	13,630
Adjusted pre-tax income	44,771	35,539	117,930	90,097
Adjusted income taxes(2)	4,432	3,519	11,675	8,920
Adjusted net income	$40,339	$32,020	$106,255	$81,177

Weighted-average shares of Class A common stock outstanding - diluted	63,125	60,093	66,190	59,406
Dilutive weighted-average shares of Class A common stock	3,868	4,119	—	3,925
Exchange of Class B common stock(3)	51,227	53,159	51,610	53,624
Adjusted diluted weighted-average shares outstanding	118,220	117,371	117,800	116,955

Adjusted diluted EPS	$0.34	$0.27	$0.90	$0.69

Diluted earnings (loss) per share	$(0.28)	$(0.40)	$0.06	$(0.64)
Effect of exchange of Class B common stock and net income (loss) attributable to noncontrolling interests per share	0.02	0.03	0.01	0.05
Other adjustments to earnings (loss) per share	0.64	0.67	0.93	1.36
Adjusted income taxes per share	(0.04)	(0.03)	(0.10)	(0.08)
Adjusted diluted EPS	$0.34	$0.27	$0.90	$0.69
___________
(1)    Other addbacks to adjusted net income include certain expenses that are considered to be non-recurring or non-operational, including certain recruiting costs, professional fees, litigation costs and bonuses.
(2)    Represents corporate income taxes at an assumed effective tax rate of 9.9% applied to adjusted pre-tax income.
(3)    Assumes the full exchange of Class B common stock for Class A common stock pursuant to the Amended LLC Agreement.

Adjusted Net Cash Provided by Operating Activities (“Free Cash Flow”)
The following table reconciles free cash flow to net cash provided by operating activities, which we consider to be the most directly comparable GAAP financial measure:

	For the Six Months Ended June 30,
(in thousands)	2024	2023
Net cash provided by operating activities	$83,600	$35,428
Adjustments to net cash provided by operating activities:
Change in premiums, commissions and fees receivable, net	134,494	61,866
Change in accounts payable, accrued expenses and other current liabilities	(167,077)	(51,647)
Payment of contingent earnout consideration in excess of purchase price accrual	20,373	6,140
Free cash flow(1)	$71,390	$51,787
___________
(1)    Without the impact of one-time, third-party refinancing costs of $13.6 million incurred during the second quarter of 2024, free cash flow would have expanded 64% year-over-year to $85.0 million for the six months ended June 30, 2024.

COMMONLY USED DEFINED TERMS
The following terms have the following meanings throughout this press release unless the context indicates or requires otherwise:

Amended LLC Agreement	Third Amended and Restated Limited Liability Company Agreement of The Baldwin Insurance Group Holdings, LLC (formerly Baldwin Risk Partners, LLC), as amended
Clients	Our insureds
Colleagues	Our employees
GAAP	Accounting principles generally accepted in the United States of America
Insurance Company Partners	Insurance companies with which we have a contractual relationship
Partners	Companies that we have acquired, or in the case of asset acquisitions, the producers
Partnerships	Strategic acquisitions made by the Company
SEC	U.S. Securities and Exchange Commission